Exhibit 5.1

Dykema Gossett PLLC Suite 300 39577 Woodward Avenue Bloomfield Hills, Michigan 48304 www.dykema.com Tel: (248) 203-0700 Fax: (248) 203-0763
January 9, 2009
Citizens Republic Bancorp, Inc.
328 S. Saginaw Street
Flint, Michigan 48502
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have served as counsel to Citizens Republic Bancorp, Inc., a Michigan corporation (the “Company”) in connection with the preparation and filing of the Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of (a) 300,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share (the “Series A Preferred Stock”); (b) a warrant dated December 12, 2008 (the “Warrant”) to purchase 17,578,125 shares of common stock, no par value, of the Company (the “Common Stock”); and (c) the 17,578,125 shares of Common Stock for which the Warrant may be exercised (the “Warrant Shares,” and together with the Series A Preferred Stock and Warrant, collectively, the “Securities”). All of the Securities are being registered on behalf of certain securityholders of the Company (the “Selling Securityholders”).
The Securities were issued pursuant to a Letter Agreement, dated as of December 12, 2008 (the “Letter Agreement”), between the Company and the United States Department of the Treasury, which included the Securities Purchase Agreement — Standard Terms incorporated therein (the “Standard Terms”), the Annexes to the Standard Terms and the Schedules to the Letter Agreement (collectively, the “Securities Purchase Agreement”).
We have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of (a) the Registration Statement; (b) the Securities Purchase Agreement; (c) the Warrant; (d) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date; (e) certain resolutions of the Company’s Board of Directors; and (f) such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In our examination of the foregoing documents, we have assumed the genuineness of all signatures,
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Citizens Republic Bancorp, Inc.
January 9, 2009

the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
Based upon such examination and our participation in the preparation of the Registration Statement, it is our opinion that the Series A Preferred Stock and the Warrant have been duly authorized, and are validly issued, fully paid and non-assessable; and the Warrant Shares, when issued and paid for in accordance with the provisions of the Warrants and the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.
We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Michigan and the federal laws of the United States of America.
It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.
Please note that we are opining only as to the matters set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Sincerely,
Dykema Gossett pllc
/s/ Dykema Gossett PLLC
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